Exhibit 23.0

Deloitte

                                                   Deloitte & Touche LLP
                                                   1700 Market Street
                                                   Philadelphia, PA 19103-3984
                                                   USA

                                                   Tel: +1 215 246 2300
                                                   Fax: +1 215 569 2441
                                                   www.deloitte.com



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Abington Community Bancorp, Inc. on Form S-8 of our report on Abington Bank and Subsidiaries dated March 17, 2004, (except for Note 17, which is dated April 21, 2004, and Note 18, which is dated September 30, 2004) appearing in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

December 15, 2004






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                                                      Deloitte Touche Tohmatsu